Press Release
Investor Contact: Ahmed Pasha 703-682-6451
Media Contact: Amy Ackerman 703-682-6399

AES Reports Strong Third Quarter 2018 Results; Advances on Key Strategic Objectives

Q3 2018 Strategic Highlights

•	On track to attain investment grade credit metrics in 2019 and ratings in 2020

•	Signed long-term contracts for 392 MW of renewable capacity, bringing year-to-date total to 1.9 GW and backlog to 5.7 GW

•	Agreed to sell approximately 24% of the Company's interest in sPower's operating portfolio, contributing to an overall return on sPower of 13%

•	Negotiated a 10-year agreement to sell 9 TBTU annually in the Dominican Republic, bringing year-to-date total new sales to 25 TBTU, which will contribute to growth beyond 2020

•	Year-to-date, Fluence energy storage JV awarded more than 250 MW of new projects

Q3 2018 Financial Highlights

•	Diluted EPS of $0.15, compared to $0.22 in Q3 2017; YTD 2018 Diluted EPS of $1.33, compared to $0.27 in YTD 2017

•	Adjusted EPS of $0.35, compared to $0.23 in Q3 2017; YTD 2018 Adjusted EPS of $0.88, compared to $0.65 in YTD 2017

•	Reaffirming 2018 guidance and expectations for 8% to 10% average annual growth in Adjusted EPS and Parent Free Cash Flow through 2020

ARLINGTON, Va., November 6, 2018 – The AES Corporation (NYSE: AES) today reported financial results for the quarter ended September 30, 2018.

"During the third quarter, we continued to successfully execute on our strategic plan. On the renewables front, we signed 392 MW of long-term contracts, bringing our year-to-date total to 1.9 GW and increasing our backlog of projects to 5.7 GW. This includes the first 270 MW of 'green blend and extend' we recently signed in Chile, which will allow us to reduce our carbon intensity, while extending AES Gener's average contract life at attractive returns," said Andrés Gluski, AES President and Chief Executive Officer. "We also agreed to sell 24% of sPower's operating fleet and we will invest the proceeds in sPower's 10 GW development pipeline, yielding higher returns. Regarding LNG in Central America and the Caribbean, we signed a long-term LNG supply agreement for 9 TBTU per year in the Dominican Republic, nearly fully utilizing the terminal's capacity. We expect to replicate this success in Panama, where approximately 60% of the tank's capacity is available for future growth."

"We are pleased with our third quarter performance, including our Adjusted EPS, which was 52% higher than in third quarter 2017, and reflects higher contributions from our South America and US and Utilities SBUs. Further, our year-to-date results put us on track to achieve our 2018 guidance and we remain confident that we will deliver on our longer-term expectations through 2020," said Tom O'Flynn, AES Executive Vice President and Chief Financial Officer. "We are continuing on our path to investment grade credit metrics in 2019 and ratings in 2020."

Key Q3 2018 Financial Results

Third quarter 2018 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was $0.15, a decrease of $0.07 compared to third quarter 2017, primarily reflecting $0.10 impairment expense at a U.S. generation facility due to the imminent expiration of the plant's Power Purchase Agreement (PPA), and a $0.05 non-cash charge to true-up the provisional estimate of U.S. tax reform. These impacts were partially offset by lower debt extinguishment costs, lower Parent interest expense and higher margins.

Third quarter 2018 Adjusted Earnings Per Share (Adjusted EPS, a non-GAAP financial measure) was $0.35, an increase of $0.12 compared to third quarter 2017. This reflects higher margins in the South America and US and Utilities Strategic Business Units (SBU), a lower effective quarterly tax rate, and lower Parent interest expense.

Detailed Strategic Highlights

•	On track to achieve $100 million cost savings program

•	Backlog of 5,701 MW includes:

◦	3,836 MW under construction and coming on-line through 2021; and

◦	1,865 MW of renewables signed year-to-date under long-term PPAs, including 392 MW signed since the Company's Q2 2018 earnings call:

▪	270 MW Candelaria project, which allows the Company to extend an existing thermal PPA in Chile by replacing the capacity with wind and solar

▪	100 MW of solar capacity at sPower with a utility customer in the U.S.

•	In October, the Company agreed to sell approximately 24% of its interest in sPower's 1.3 GW operating portfolio to a subsidiary of Ullico Inc., an insurance and financial services company in the U.S.

◦	Alberta Investment Management Corporation (AIMCo) also sold approximately 24% of its interest in sPower's operating portfolio to Ullico

◦	Once the sale closes, AES' ownership in sPower's operating portfolio will decrease from 50% to 38%

◦
This transaction, combined with steps the Company has taken, including two previously completed refinancings and reduced operating costs, increases the Company's return on sPower's operating portfolio to 13%

◦	The proceeds from this transaction and dividends received since the acquisition in 2017, represent more than half of AES' original investment in sPower

•	In October, the Company signed a 10-year agreement for 9 TBTU annually in the Dominican Republic

◦	The Company owns two LNG regasification and storage facilities in the Dominican Republic and Panama, with total annual capacity of 150 TBTU

◦
Year-to-date the Company has sold 25 TBTU of its excess LNG capacity, to meet growing demand for efficient natural gas in the region, leaving approximately 60 TBTU of excess capacity representing potential upside

•	In October, DPL was upgraded to investment grade by both Fitch and Moody's; DPL is now rated investment grade by all three ratings agencies

•	In September, DPL received an order from the Public Utilities Commission of Ohio, successfully completing its distribution rate case, and began collecting new rates on October 1, 2018

•	In October, IPL received an order from the Indiana Utility Regulatory Commission, authorizing new rates to become effective on December 5, 2018

Guidance and Expectations1

The Company reaffirms its 2018 Adjusted EPS guidance of $1.15 to $1.25 and its average annual growth rate target of 8% to 10% through 2020. Growth in 2018 will be primarily driven by contributions from new businesses, cost savings and lower Parent interest.

The Company also reaffirms its 2018 Parent Free Cash Flow expectation of $600 million to $675 million.

The Company's 2018 guidance and expectations through 2020 are based on foreign currency and commodity forward curves as of September 30, 2018.

[1]
Adjusted EPS and Parent Free Cash Flow are non-GAAP financial measures. See attached "Non-GAAP Measures" for definition of Adjusted EPS and see below for definition of Parent Free Cash Flow. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort. See "Non-GAAP measures" for a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended September 30, 2018.

Non-GAAP Financial Measures
See Non-GAAP Measures for definitions of Adjusted Earnings Per Share and Adjusted Pre-Tax Contributions, as well as reconciliations to the most comparable GAAP financial measures.

Parent Free Cash Flow should not be construed as an alternative to Net Cash Provided by Operating Activities which is determined in accordance with GAAP. Parent Free Cash Flow is equal to Subsidiary Distributions less cash used for interest costs, development, general and administrative activities, and tax payments by the Parent Company. Parent Free Cash Flow is used for dividends, share repurchases, growth investments, recourse debt repayments, and other uses by the Parent Company.

Attachments
Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Measures and Parent Financial Information.

Conference Call Information
AES will host a conference call on Tuesday, November 6, 2018 at 9:00 a.m. Eastern Standard Time (EST). Interested parties may listen to the teleconference by dialing 1-888-317-6003 at least ten minutes before the start of the call. International callers should dial +1-412-317-6061. The Conference ID for this call is 4095848. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”

A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES
The AES Corporation (NYSE: AES) is a Fortune 500 global power company. We provide affordable, sustainable energy to 15 countries through our diverse portfolio of distribution businesses as well as thermal and renewable generation facilities. Our workforce is committed to operational excellence and meeting the world’s changing power needs.  Our 2017 revenues were $11 billion and we own and manage $33 billion in total assets.  To learn more, please visit www.aes.com. Follow AES on Twitter @TheAESCorp.

Safe Harbor Disclosure
This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A “Risk Factors” and Item 7: Management’s Discussion & Analysis in AES’ 2017 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Any Stockholder who desires a copy of the Company’s 2017 Annual Report on Form 10-K dated on or about February 26, 2018 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.
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THE AES CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in millions, except per share amounts)
Revenue:
Regulated	$777	$853	$2,215	$2,449
Non-Regulated	2,060	1,840	5,899	5,438
Total revenue	2,837	2,693	8,114	7,887
Cost of Sales:
Regulated	(638)	(704)	(1,856)	(2,088)
Non-Regulated	(1,528)	(1,349)	(4,331)	(3,979)
Total cost of sales	(2,166)	(2,053)	(6,187)	(6,067)
Operating margin	671	640	1,927	1,820
General and administrative expenses	(43)	(52)	(134)	(155)
Interest expense	(255)	(297)	(799)	(860)
Interest income	79	63	231	185
Loss on extinguishment of debt	(11)	(49)	(187)	(44)
Other expense	(29)	(36)	(42)	(67)
Other income	10	16	30	103
Gain (loss) on disposal and sale of businesses	(21)	(1)	856	(49)
Asset impairment expense	(74)	(2)	(166)	(260)
Foreign currency transaction gains (losses)	5	22	(44)	14
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	332	304	1,672	687
Income tax expense	(146)	(93)	(509)	(246)
Net equity in earnings of affiliates	6	24	31	33
INCOME FROM CONTINUING OPERATIONS	192	235	1,194	474
Income (loss) from operations of discontinued businesses, net of income tax expense of $0, $17, $2 and $24, respectively	(4)	26	(9)	35
Gain from disposal of discontinued businesses, net of income tax expense of $2, $0, $44 and $0, respectively	3	—	199	—
NET INCOME	191	261	1,384	509
Noncontrolling interests:
Less: Income from continuing operations attributable to noncontrolling interests and redeemable stocks of subsidiaries	(90)	(88)	(311)	(298)
Less: Loss (income) from discontinued operations attributable to noncontrolling interests	—	(21)	2	(30)
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$101	$152	$1,075	$181
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
Income from continuing operations, net of tax	$102	$147	$883	$176
Income (loss) from discontinued operations, net of tax	(1)	5	192	5
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$101	$152	$1,075	$181
BASIC EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.15	$0.22	$1.33	$0.27
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	0.01	0.29	0.01
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.15	$0.23	$1.62	$0.28
DILUTED EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.15	$0.22	$1.33	$0.27
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	0.01	0.29	0.01
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.15	$0.23	$1.62	$0.28
DILUTED SHARES OUTSTANDING	665	663	664	662
DIVIDENDS DECLARED PER COMMON SHARE	$0.13	$0.12	$0.26	$0.24

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2018	2017	2018	2017
REVENUE
US and Utilities SBU	$1,230	$1,086	$3,252	$3,179
South America SBU	923	834	2,664	2,377
MCAC SBU	462	397	1,276	1,120
Eurasia SBU	224	380	935	1,204
Corporate, Other and Inter-SBU eliminations	(2)	(4)	(13)	7
Total Revenue	$2,837	$2,693	$8,114	$7,887

THE AES CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2018	December 31, 2017
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,187	$949
Restricted cash	441	274
Short-term investments	401	424
Accounts receivable, net of allowance for doubtful accounts of $16 and $10, respectively	1,510	1,463
Inventory	562	562
Prepaid expenses	97	62
Other current assets	706	630
Current held-for-sale assets	111	2,034
Total current assets	5,015	6,398
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	470	502
Electric generation, distribution assets and other	25,055	24,119
Accumulated depreciation	(8,033)	(7,942)
Construction in progress	3,616	3,617
Property, plant and equipment, net	21,108	20,296
Other Assets:
Investments in and advances to affiliates	1,277	1,197
Debt service reserves and other deposits	494	565
Goodwill	1,059	1,059
Other intangible assets, net of accumulated amortization of $472 and $441, respectively	400	366
Deferred income taxes	88	130
Service concession assets, net of accumulated amortization of $0 and $206, respectively	—	1,360
Loan receivable	1,441	—
Other noncurrent assets	1,607	1,741
Total other assets	6,366	6,418
TOTAL ASSETS	$32,489	$33,112
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,299	$1,371
Accrued interest	272	228
Accrued and other liabilities	1,151	1,232
Non-recourse debt, includes $368 and $1,012, respectively, related to variable interest entities	1,308	2,164
Current held-for-sale liabilities	17	1,033
Total current liabilities	4,047	6,028
NONCURRENT LIABILITIES
Recourse debt	3,815	4,625
Non-recourse debt, includes $2,832 and $1,358, respectively, related to variable interest entities	14,273	13,176
Deferred income taxes	1,214	1,006
Other noncurrent liabilities	2,552	2,595
Total noncurrent liabilities	21,854	21,402
Commitments and Contingencies (see Note 8)
Redeemable stock of subsidiaries	879	837
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 817,203,691 issued and 662,297,479 outstanding at September 30, 2018 and 816,312,913 issued and 660,388,128 outstanding at December 31, 2017)	8	8
Additional paid-in capital	8,328	8,501
Accumulated deficit	(1,133)	(2,276)
Accumulated other comprehensive loss	(2,020)	(1,876)
Treasury stock, at cost (154,906,212 and 155,924,785 shares at September 30, 2018 and December 31, 2017, respectively)	(1,878)	(1,892)
Total AES Corporation stockholders’ equity	3,305	2,465
NONCONTROLLING INTERESTS	2,404	2,380
Total equity	5,709	4,845
TOTAL LIABILITIES AND EQUITY	$32,489	$33,112

THE AES CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in millions)		(in millions)
OPERATING ACTIVITIES:
Net income	$191	$261	$1,384	$509
Adjustments to net income:
Depreciation and amortization	258	303	770	884
Loss (gain) on disposal and sale of businesses	21	1	(856)	49
Impairment expenses	79	2	172	260
Deferred income taxes	38	15	221	(3)
Provisions for contingencies	1	7	1	30
Loss on extinguishment of debt	11	49	187	44
Net loss on sales of assets	21	15	23	34
Gain on sale of discontinued operations	(5)	—	(243)	—
Other	80	(29)	206	73
Changes in operating assets and liabilities
(Increase) decrease in accounts receivable	(131)	(159)	(125)	(279)
(Increase) decrease in inventory	20	(23)	(13)	(66)
(Increase) decrease in prepaid expenses and other current assets	90	(13)	15	140
(Increase) decrease in other assets	(37)	(111)	(22)	(266)
Increase (decrease) in accounts payable and other current liabilities	61	293	(29)	162
Increase (decrease) in income taxes payable, net and other taxes payable	1	57	(61)	(4)
Increase (decrease) in other liabilities	68	71	51	134
Net cash provided by operating activities	767	739	1,681	1,701
INVESTING ACTIVITIES:
Capital expenditures	(598)	(464)	(1,592)	(1,587)
Acquisitions of businesses, net of cash and restricted cash acquired, and equity method investments	(24)	(588)	(66)	(590)
Proceeds from the sale of businesses, net of cash and restricted cash sold, and equity method investments	(12)	6	1,796	39
Proceeds from the sale of assets	—	—	15	—
Sale of short-term investments	592	1,012	1,010	2,942
Purchase of short-term investments	(277)	(797)	(1,215)	(2,673)
Contributions to equity affiliates	(11)	(6)	(101)	(49)
Other investing	20	(22)	(37)	(37)
Net cash used in investing activities	(310)	(859)	(190)	(1,955)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities	301	951	1,434	1,489
Repayments under the revolving credit facilities	(553)	(327)	(1,595)	(851)
Issuance of recourse debt	—	500	1,000	1,025
Repayments of recourse debt	—	(493)	(1,781)	(1,353)
Issuance of non-recourse debt	317	871	1,509	2,703
Repayments of non-recourse debt	(298)	(749)	(1,139)	(1,731)
Payments for financing fees	(7)	(16)	(32)	(96)
Distributions to noncontrolling interests	(71)	(79)	(199)	(263)
Contributions from noncontrolling interests and redeemable security holders	12	15	40	59
Dividends paid on AES common stock	(86)	(80)	(258)	(238)
Payments for financed capital expenditures	(66)	(39)	(186)	(100)
Proceeds from sales to noncontrolling interests	—	60	—	60
Other financing	17	—	44	(26)
Net cash provided by (used in) financing activities	(434)	614	(1,163)	678
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(30)	15	(50)	21
(Increase) decrease in cash, cash equivalents and restricted cash of discontinued operations and held-for-sale businesses	(13)	(92)	56	(107)
Total increase in cash, cash equivalents and restricted cash	(20)	417	334	338
Cash, cash equivalents and restricted cash, beginning	2,142	1,881	1,788	1,960
Cash, cash equivalents and restricted cash, ending	$2,122	$2,298	$2,122	$2,298
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$161	$185	$683	$797
Cash payments for income taxes, net of refunds	$104	$73	$313	$291

SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Non-cash acquisition of intangible assets	$9	$—	$14	$—
Non-cash contributions of assets and liabilities for Fluence acquisition	$—	$—	$20	$—
Non-cash exchange of debentures for the acquisition of the Guaimbê Solar Complex	$119	$—	$119	$—
Conversion of Alto Maipo loans and accounts payable into equity	$—	$—	$—	$279

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES

(Unaudited)

RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

Adjusted PTC is defined as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; and (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts, relocations, and office consolidation. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
Adjusted EPS is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts, relocations, and office consolidation; and (g) tax benefit or expense related to the enactment effects of 2017 U.S. tax law reform.
The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to AES. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities, unrealized foreign currency gains or losses, losses due to impairments and strategic decisions to dispose of or acquire business interests, retire debt or implement restructuring activities, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to AES and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.
Effective January 1, 2018, the Company changed the definition of Adjusted PTC and Adjusted EPS to exclude unrealized gains or losses from equity securities resulting from a newly effective accounting standard. We believe excluding these gains or losses provides a more accurate picture of continuing operations. Factors in this determination include the variability due to unrealized gains or losses related to equity securities remeasurement. The Company has also reflected these changes in the comparative period.

	Three Months Ended September 30, 2018			Three Months Ended September 30, 2017			Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017
	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)
	(in millions, except per share amounts)
Income from continuing operations, net of tax, attributable to AES and Diluted EPS	$102	$0.15		$147	$0.22		$883	$1.33		$176	$0.27
Add: Income tax expense from continuing operations attributable to AES	120			69			411			139
Pre-tax contribution	$222			$216			$1,294			$315
Adjustments
Unrealized derivative and equity securities losses (gains)	$16	$0.02		$(8)	$(0.01)		$4	$0.01		$(7)	$(0.01)
Unrealized foreign currency losses (gains)	(7)	—		(21)	(0.03)		42	0.06	(2)	(54)	(0.08)
Disposition/acquisition losses (gains)	17	0.02		1	—		(822)	(1.24)	(3)	109	0.16	(4)
Impairment expense	80	0.12	(5)	2	—		172	0.26	(6)	264	0.40	(7)
Losses (gains) on extinguishment of debt	(1)	—		48	0.07	(8)	177	0.27	(9)	43	0.06	(10)
Restructuring costs	—	—		—	—		3	—		—	—
U.S. Tax Law Reform Impact		0.05	(11)		—			0.05	(11)		—
Less: Net income tax expense (benefit)		(0.01)			(0.02)			0.14	(12)		(0.15)	(13)
Adjusted PTC and Adjusted EPS	$327	$0.35		$238	$0.23		$870	$0.88		$670	$0.65
_____________________________

(1)	NCI is defined as Noncontrolling Interests.

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES

(Unaudited)

RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

(2)
Amount primarily relates to unrealized FX losses of $20 million, or $0.03 per share, associated with the devaluation of long-term receivables denominated in Argentine pesos, and unrealized FX losses of $9 million, or $0.01 per share, on intercompany receivables denominated in Euros at the Parent Company.

(3)
Amount primarily relates to gain on sale of Masinloc of $773 million, or $1.16 per share, gain on sale of Electrica Santiago of $36 million, or $0.05 per share, and realized derivative gains associated with the sale of Eletropaulo of $21 million, or $0.03 per share.

(4)
Amount primarily relates to loss on sale of Kazakhstan CHPs of $48 million, or $0.07 per share, realized derivative losses associated with the sale of Sul of $38 million, or $0.06 per share, and costs associated with early plant closures at DPL of $20 million, or $0.03 per share.

(5)	Amount primarily relates to the asset impairment at a U.S. generation facility of $73 million, or $0.11 per share.

(6)	Amount primarily relates to the asset impairment at a U.S. generation facility of $156 million, or $0.23 per share.

(7)	Amount primarily relates to asset impairments at Kazakhstan HPPs of $92 million, or $0.14 per share, Kazakhstan CHPs of $94 million, or $0.14 per share, and DPL of $66 million, or $0.10 per share.

(8)	Amount primarily relates to loss on early retirement of debt at the Parent Company of $38 million, or $0.06 per share.

(9)	Amount primarily relates to loss on early retirement of debt at the Parent Company of $169 million, or $0.25 per share.

(10)
Amount primarily relates to losses on early retirement of debt at the Parent Company of $92 million, or $0.14 per share, partially offset by the gain on early retirement of debt at AES Argentina of $65 million, or $0.10 per share.

(11)	Amount relates to a charge to true-up the provisional estimate of U.S. tax reform of $33 million, or $0.05 per share.

(12)
Amount primarily relates to the income tax expense under the GILTI provision associated with gain on sale of Masinloc of $155 million, or $0.23 per share, and income tax expense associated with the gain on sale of Electrica Santiago of $19 million, or $0.03 per share; partially offset by income tax benefits associated with the loss on early retirement of debt at the Parent Company of $52 million, or $0.08 per share, and income tax benefits associated with the impairment at a U.S. generation facility of $35 million, or $0.05 per share.

(13)	Amount primarily relates to the income tax benefit associated with asset impairments of $82 million, or $0.12 per share.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	Actual	Actual	Actual	Actual
Subsidiary distributions (1) to Parent & QHCs	$1,255	$1,240	$1,345	$1,203
Returns of capital distributions to Parent & QHCs	(67)	(65)	—	—
Total subsidiary distributions & returns of capital to Parent	$1,188	$1,175	$1,345	$1,203
Parent only data: quarterly
(in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	Actual	Actual	Actual	Actual
Subsidiary distributions (1) to Parent & QHCs	$175	$270	$351	$459
Returns of capital distributions to Parent & QHCs	—	—	—	(67)
Total subsidiary distributions & returns of capital to Parent	$175	$270	$351	$392
Parent Company Liquidity (2)
(in millions)	Balance at
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs (3)	$43	$151	$76	$11
Availability under credit facilities	1,042	687	807	858
Ending liquidity	$1,085	$838	$883	$869

(1)
Subsidiary distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which is determined in accordance with GAAP. Subsidiary distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the subsidiary distributions and the Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.

(2)
Parent Company Liquidity is defined as cash at the Parent Company plus available borrowings under existing credit facility plus cash at qualified holding companies (QHCs). AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’ indebtedness.

(3)
The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries had no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.